UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2013

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is filing this amendment (this “Amendment”) to its Form 8-K, which was originally filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2013 (the “Original Form 8-K”), for the sole purpose of re-filing the Amendment dated October 3, 2013 to the License and Collaboration Agreement, dated February 2, 2010, as amended, by and between the Company and Topotarget A/S, a Danish corporation (the “Agreement”).

The Company has requested confidential treatment from the SEC for portions of the Agreement filed with the Original Form 8-K and the revised Agreement filed herewith reflects comments received from the SEC on the Company’s confidential treatment request. Except for the Agreement filed hereto as Exhibit 99.1, no other changes have been made to the Original Form 8-K in this Amendment. This Amendment speaks as of the original filing date of the Original Form 8-K, does not reflect events that may have occurred after the original filing date and does not modify or update in any way disclosures made in the Original Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Amendment to License and Collaboration Agreement, dated October 3, 2013, by and between the Registrant and Topotarget A/S. (Confidential portions omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2013

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment to License and Collaboration Agreement, dated October 3, 2013, by and between the Registrant and Topotarget A/S. (Confidential portions omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.)